Exhibit 10.1

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

$100,000	Redondo Beach, California
July 17, 2014

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, SARA CREEK GOLD CORP., a Nevada corporation (the “Company”), promises to pay to Robert Katic (“Holder”), at 1636 Loma Drive, Hermosa Beach, California 90254, or at such other location as is designated by Holder in writing hereunder, the sum of $100,000, bearing simple interest on the unpaid principal balance of this Note, from the date of this Note until this Note is paid in full, at the rate of 12% per annum. Interest shall accrue on the unpaid principal balance until the earlier to occur of (i) repayment of this Note in full, (ii) conversion of this Note in accordance with the provisions of Section 5 or (iii) a combination of (i) and (ii). All principal and accrued but unpaid interest will be due and payable on July 10, 2015 (the “Due Date”). All payments shall be made in lawful money of the United States, without offset, deduction, or counterclaim of any kind. This Note documents an advance made by Holder to the Company on July 10, 2014.

1.              Prepayment. This Note may be prepaid, in whole or in part, by the Company at any time without penalty or premium.

2.              Events of Default. Any of the following events shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay. The Company fails to pay all amounts owed on the Due Date as required under the terms of this Note.

(b)           Voluntary Bankruptcy or Insolvency Proceedings. The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admit in writing its inability, to pay its debts generally as they come due, (iii) makes a general assignment for the benefit of its creditors, (iv) is dissolved or liquidated in full or in part, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing, and an order for relief entered or the proceeding is not dismissed, discharged or stayed within 45 days of commencement.

(c)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced, and an order for relief entered or the proceeding is not dismissed, discharged or stayed within 45 days of commencement.

(d)           Breach. Any material breach by the Company of this Note.

3.            Acceleration. If an Event of Default (other than an Event of Default specified in Section 3(b) or (c)) with respect to the Company occurs and is continuing, then Holder may declare the outstanding principal and accrued interest on this Note and all other payments payable hereunder to be forthwith due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. If an Event of Default specified in Section 3(b) or (c) occurs and continues, then the outstanding principal and accrued interest on this Note and all other payments payable hereunder shall become and be immediately due and payable without any declaration or other act on the part of Holder. Holder by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. No rescission shall affect any subsequent default or impair any right thereto.

4.             Use of Proceeds. The Company shall use the proceeds of this Note to allow its subsidiary, Tapia Holdings, LLC, to advance funds to TEG Oil & Gas USA, Inc., a Colorado corporation (“TEG”), pursuant to a Secured Subordinated Note due December 29, 2014 (the “TEG Note”) secured by a second priority security interest in all of TEG’s personal property assets (collectively with all proceeds advanced to TEG under the TEG Note, the “Deposit”). If, at any time and from time-to-time, the Deposit is repaid to the Company in immediately available funds (e.g., cash), the Company shall immediately: (a) first, use the proceeds of that repayment to extinguish all obligations of the Company, if any, under each of (i) the Amended and Restated Secured Convertible Promissory Note, dated June 25, 2014, issued by the Company in favor of Oceanside Strategies in the aggregate principal amount of $350,000, a copy of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2014, and (ii) the Secured Convertible Promissory Note, dated May 30, 2014, issued by the Company in favor of Oceanside Strategies in the aggregate principal amount of $250,000, a copy of which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2014, and (b) second, use the remaining proceeds of that repayment, if any, to extinguish, on a pro rata basis, the remaining obligations of the Company under any other convertible note issued by the Company with a repayment provision similar to this Section 4.

5.             Conversion of Note. This Note is convertible into units consisting of shares of Common Stock and Warrants to purchase Common Stock of the Company, in substantially the form attached as Exhibit A hereto (“Conversion Units”), upon the terms and conditions set forth below.

(a)           Voluntary Conversion. All or any portion of the then outstanding principal and accrued interest under this Note may be converted, at any time at the option of Holder, into a number of Conversion Units computed by dividing that amount by $0.10 (as appropriately adjusted for any stock splits, stock combinations or similar events, the “Conversion Rate”) to arrive at the number of shares of Common Stock to be issued, and for each share of Common Stock received, Holder shall also receive a Warrant to purchase one-half (1/2) share of Common Stock for an exercise price of $0.25 per share.

(b)           Automatic Conversion. If, at any time on or before the payment in full or other conversion of this Note, the Company closes the TEG Transaction (as defined below), then the principal will automatically convert into Conversion Units at the Conversion Rate. Accrued interest due may be converted at the option of the Company. The conversion will be deemed to have occurred as of the date of the closing of the TEG Transaction. “TEG Transaction” means the Company’s acquisition (either itself or through a subsidiary) of a majority interest in any entity that owns all or a significant portion of the assets presently owned by TEG, or the acquisition by the Company (itself or through a subsidiary) of those assets directly.

(c)           Conversion Procedure. Before Holder is entitled to receive certificate for Conversion Units, or any other instruments in connection with a conversion hereunder, Holder shall surrender the original of this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to Holder at the principal office certificates for the number of Conversion Units to which Holder is entitled upon conversion (bearing any legends that are required by the terms of the conversion and applicable state and federal securities law in the opinion of counsel to the Company), together with any other securities and property to which Holder is entitled upon conversion under the terms of this Note and, if the conversion is for less than all of the then outstanding balance of principal and interest on this Note, a replacement Note of like tenor in the proper denomination.

(d)           No Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder an amount in cash equal to the product obtained by multiplying the Conversion Rate applied to effect the conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of all principal of and accrued interest on this Note and/or payment of all principal and accrued interest, the Company shall be forever released from all its obligations and liabilities under this Note.

(e)           Reservation of Stock Issuable Upon Conversion and Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note and the exercise of the Warrants issued upon conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of this Note and the exercise of the Warrants, then, in addition to any other remedies available to Holder, the Company will use its best efforts to take whatever corporate action is, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to a number of shares of Common Stock sufficient for those purposes.

6.             Security Interest. The Company hereby grants to Holder a security interest in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired:

(a)           all fixtures and personal property of every kind and nature including all accounts, goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b)           all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the foregoing.

7.             Attorneys’ Fees. If any action is instituted on this Note, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party or parties may be entitled. Diligence, demand, presentment, notice of dishonor, and protest are waived by the Company, and any and all makers, sureties, guarantors, and endorsers of this Note, and their successors and assigns. Time is of the essence for every obligation under this Note.

8.             Usury. It is the express intent of the Company and Holder that the payment of all or any portion of the outstanding principal amount of and accrued interest under this Note be exempt from the application of any applicable usury or similar laws under any state, federal or foreign jurisdiction. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all Note principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against Holder based on a claim that the Company’s payment obligations under this Note violate the usury or similar laws of any state, federal or foreign jurisdiction. Notwithstanding the foregoing, if any interest paid on this Note is deemed to be in excess of the then legal maximum rate, that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

9.             Unconditional Obligation; Waivers.

(a)           No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof.

(b)           The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right at any and all times which Holder had or is existing hereunder.

10.           Notices. All notices and other communications provided for hereunder shall be in writing and delivered, mailed or transmitted by any standard form of electronic communication. Notices and other communications to the Company shall be directed to it at 326 S. Pacific Coast Highway, Suite 102, Redondo Beach, California 90277, attention: Darren Katic, President, dkatic@hawkerenergyllc.com; and notices and other communications to Holder shall be directed to it at its address at __________________________________, _______@_______.com; or, as to each party, at such other address as shall be designated by that party in a written notice to the other party pursuant hereto. Any notice or other communication shall be deemed to have been duly given (a) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with that service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when e-mailed, upon confirmation of receipt. Any party may by notice so given change its address for future notice hereunder.

11.           Payment. Payment shall be made in lawful tender of the United States.

12.           No Third Party Rights. Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person, other than the parties hereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note.

13.           Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (or any security issued on conversion of this Note), the Company will issue a replacement instrument, at Holder’s expense, in lieu of the lost, stolen, destroyed or mutilated instrument, provided that Holder indemnifies the Company for any losses incurred by the Company with respect to this Note.

14.           Amendment. Except as expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Note and signed by the Company and Holder.

15.           Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the United States of America and the State of California, without application of conflicts of law principles.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the day and year and at the place first above written.

SARA CREEK GOLD CORP.

By:	/s/ Darren Katic
Darren Katic, President